Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Arizona Dividend Advantage Municipal Fund
333-49260
811-09459


The annual meeting of shareholders was held in the offices of Nuveen Investments on November 18, 2008;
at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to January 13, 2009 and additionally adjourned to March 17, 2009.

Voting results are as follows:

 <c>Common and MuniPreferred
shares voting together as a
class
<c>  MuniPreferred shares voting
together as a class
To approve the elimination of the Fund s fundamental policy relating to investments in municipal securities and below investment grade securities.


   For
                  714,731
                         71
   Against
                    47,565
                         20
   Abstain
                    10,147
                           1
   Broker Non-Votes
                  208,785
                       253
      Total
                  981,228
                       345



To approve the new fundamental policy
relating to investments in municipal
securities for the Fund.


   For
                  713,064
                         71
   Against
                    51,416
                         20
   Abstain
                      7,963
                           1
   Broker Non-Votes
                  208,785
                       253
      Total
                  981,228
                       345



Proxy materials are herein incorporated by reference to the SEC filing on October 10, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08-012574.